[LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this post-effective Amendment No. 2 to Form SB-2 of TearDrop Golf Company (File No. 333-14647) of our report dated January 31, 1997, on our audit of operations, stockholders' equity, and cash flows of TearDrop Golf Company for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 14, 1998